Exhibit 99.1

MoSys, Inc. Reports Third Quarter 2011 Financial Results

SANTA CLARA, Calif.--(BUSINESS WIRE)--November 3, 2011--MoSys, Inc., (NASDAQ: MOSY), a leading provider of serial chip-to-chip communications solutions that deliver unparalleled bandwidth performance for next generation networking systems and advanced system-on-chip (SoC) designs, today reported financial results for the third quarter ended September 30, 2011.

Third Quarter and Recent Highlights

  Ended the quarter with total cash and investments of $26.4 million;
  Announced availability of a Bandwidth Engine® FPGA Companion and Characterization Kit;
  Announced interoperability of the Bandwidth Engine integrated circuit (IC) family with Avago’s SerDes;
  Bandwidth Engine IC named a finalist for the prestigious UBM TechInsights Most Innovative Memory Product award; and
  Achieved first design wins for the Bandwidth Engine IC.

Management Commentary

“Revenue from license fees and royalties in the third quarter declined sequentially as our IP business was negatively impacted by global economic conditions and delays in customer acceptance of IP delivered under existing projects,” commented Len Perham, MoSys’ President and Chief Executive Officer. “Despite the current environment, we remain focused on further advancing our Bandwidth Engine family of ICs by continuing to engage with a growing list of prospective customers and partners. We recently achieved our first Bandwidth Engine design wins with two high-performance board suppliers. Additionally, the Bandwidth Engine IC is now being incorporated into system schematics at a number of design wins in progress with global networking equipment suppliers.

“During the quarter, we continued to make progress successfully demonstrating the interoperability of our Bandwidth Engine IC with high-performance network processing ASICs, such as those available from Avago Technologies. This achievement expands on our current interoperability success with FPGA devices from both Altera Corporation and Xilinx. We continue to work with both the network equipment companies and their SOC suppliers to further expand the acceptance and use of our GigaChip™ Interface for serial chip-to-chip applications in their future generations of line cards. Finally, we have now fully defined our next generation IC, Bandwidth Engine 2, and it has been released to the design team. Bandwidth Engine 2 will include significant performance upgrades and feature enhancements. We are very enthusiastic about the ongoing adoption of our revolutionary Bandwidth Engine family of products and look forward to sharing this information as it becomes available,” concluded Mr. Perham.

Third Quarter Results

Total net revenue for the third quarter of 2011 was $2.1 million, compared with $3.3 million reported in the second quarter of 2011 and $3.8 million in the third quarter of 2010.

Third quarter 2011 total revenue included licensing revenue of $0.8 million, compared with $1.2 million for the previous quarter and $1.5 million for the third quarter of 2010. Third quarter 2011 royalty revenue was $1.4 million, compared with $2.1 million in the previous quarter and $2.3 million for the third quarter of 2010.

Gross margin for the third quarter of 2011 was 83 percent, compared with 86 percent in the second quarter of 2011 and 81 percent for the third quarter of 2010.

Total operating expenses on a GAAP basis for the third quarter of 2011 were $8.6 million, compared with $8.5 million in the previous quarter and $9.2 million for the third quarter of 2010. Third quarter 2011 operating expenses included $0.7 million of amortization of intangible assets and $0.9 million of stock-based compensation expense.

GAAP net loss for the third quarter of 2011 was $6.9 million, or ($0.18) per share, compared with a net loss of $5.7 million, or ($0.15) per share, in the previous quarter and a net loss of $6.2 million, or ($0.19) per share, for the third quarter of 2010. The non-GAAP net loss for the third quarter of 2011 was $5.3 million, or ($0.14) per share, which excludes amortization of intangible assets and stock-based compensation expense. Earnings per share for the third quarter of 2011 were computed using approximately 38.1 million shares on a GAAP and non-GAAP basis. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Financial Results Webcast / Conference Call

MoSys will host a conference call and webcast with investors today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the third quarter 2011 financial results and the business outlook. Investors and other interested parties may access the call by dialing 1-866-277-1181 in the U.S. (1-617-597-5358) outside of the U.S.), and entering the pass code 18619848 at least 10 minutes prior to the start of the call. In addition, an audio webcast will be available through the MoSys Web site at http://www.mosys.com. A telephone replay will be available for two business days following the call at 888-286-8010 in the U.S. (617-801-6888 outside of the U.S.), pass code of 50026134.

Use of Non-GAAP Financial Measures

To supplement MoSys’ consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation and certain acquisition-related charges, including amortization of acquired intangible assets, transaction costs and contingent compensation charges. MoSys’ management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that MoSys’ management uses for planning and forecasting future performance. MoSys’ management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because MoSys’ management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in a table below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated November 3, 2011, that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, benefits and performance expected from use of the Company’s embedded memory and interface technologies, anticipated benefits and performance expected from the Bandwidth Engine product and the Company’s future markets and future business prospects.

Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

  achieving additional design wins for the Bandwidth Engine IC;
  commencing volume shipments of Bandwidth Engine ICs;
  customer acceptance of our proprietary embedded memory and interface technologies and ICs;
  timing and nature of the license agreements to be entered into with our customers and their requests for our services under existing license agreements;
  timing of customer acceptance of our work under such agreements;
  level of commercial success of licensees’ products, ease of manufacturing and yields of devices incorporating our proprietary technologies;
  our ability to enhance our existing proprietary technologies and develop new technologies;
  achieving necessary acceptance of our IC architecture and interface protocols by potential customers and their suppliers;
  difficulties and delays in the development, production, testing and marketing of our ICs;
  reliance on our manufacturing partners to assist successfully with the fabrication of our ICs;
  availability of quantities of ICs supplied by our manufacturing partners at a competitive cost;
  our lack of recent experience as a fabless semiconductor company making and selling proprietary ICs;
  level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;
  vigor and growth of markets served by our licensees and customers and our operations; and

other risks identified in the Company’s most recent reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About MoSys, Inc.

MoSys, Inc. (NASDAQ: MOSY) is a leading provider of high-performance networking memory solutions and high-speed, multi-protocol serial interface intellectual property (SerDes IP). MoSys' leading edge Bandwidth Engine® ICs combine the company's patented 1T-SRAM® high-density memory with its SerDes IP and are initially targeted at providing breakthroughs in bandwidth and access performance in next generation networking systems. MoSys’ SerDes IP and DDR3 PHYs support a wide range of data rates across a variety of standards, while its 1T-SRAM memory cores provide a combination of high-density, low-power consumption, high-speed and low cost advantages for high-performance applications. MoSys is headquartered in Santa Clara, California. More information is available on MoSys' website at www.mosys.com.

MoSys, 1T-SRAM and Bandwidth Engine are registered trademarks of MoSys, Inc. in the US and/or other countries. The MoSys logo is a trademark of MoSys, Inc. All other marks mentioned herein are the property of their respective owners.

MOSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net Revenue
Licensing	$756	$1,494	$3,319	$5,060
Royalty	1,351	2,282	5,619	6,535
Total net revenue	2,107	3,776	8,938	11,595

Cost of Net Revenue
Licensing	356	735	1,515	2,058
Total cost of net revenue	356	735	1,515	2,058

Gross Profit	1,751	3,041	7,423	9,537

Operating Expenses
Research and development	6,648	6,779	19,369	18,614
Selling, general and administrative	1,952	2,435	6,583	7,201
Acquisition-related costs	-	-	-	1,182
Total operating expenses	8,600	9,214	25,952	26,997

Loss from operations	(6,849)	(6,173)	(18,529)	(17,460)

Other income, net	10	8	44	200
Loss before income taxes	(6,839)	(6,165)	(18,485)	(17,260)

Income tax provision	24	33	59	91

Net loss	$(6,863)	$(6,198)	$(18,544)	$(17,351)

Net loss per share
Basic and diluted	($0.18)	($0.19)	($0.49)	($0.55)

Shares used in computing net loss per share
Basic and diluted	38,090	31,946	37,700	31,616

MOSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	September 30,	December 31,
	2011	2010

Assets
Current assets:
Cash, cash equivalents and investments	$18,305	$29,351
Accounts receivable, net	602	1,079
Unbilled contract receivables	107	202
Prepaid expenses and other assets	2,985	3,377
Total current assets	21,999	34,009

Long-term investments	8,061	8,193
Property and equipment, net	1,654	2,160
Goodwill	23,134	23,134
Intangible assets, net	4,274	6,238
Other assets	348	232
Total assets	$59,470	$73,966

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,114	$839
Accrued expenses and other liabilities	2,232	2,623
Accrued acquisition-related earn-out	500	1,500
Deferred revenue	1,212	1,801
Total current liabilities	5,058	6,763

Long-term liabilities	108	146

Stockholders' equity	54,304	67,057

Total liabilities and stockholders’ equity	$59,470	$73,966

MOSYS, INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

GAAP net loss	$(6,863)	$(6,198)	$(18,544)	$(17,351)
Stock-based compensation expense
- Cost of net revenue	30	76	137	246
- Research and development	565	414	1,375	1,095
- Selling, general and administrative	326	343	962	955
Total stock-based compensation expense	921	833	2,474	2,296

Amortization of intangible assets (1)	655	678	1,964	2,147
Acquisition-related contingent compensation charges (2)	-	-	-	987
Acquisition-related transaction costs (3)	-	-	-	195

Non-GAAP net loss	$(5,287)	$(4,687)	$(14,106)	$(11,726)

GAAP net loss per share	($0.18)	($0.19)	($0.49)	($0.55)
Reconciling items
- Stock-based compensation expense	0.02	0.03	0.07	0.07
- Amortization of intangible assets (1)	0.02	0.01	0.05	0.07
- Acquisition-related contingent compensation charges (2)	-	-	-	0.03
- Acquisition-related transaction costs (3)	-	-	-	0.01

Non-GAAP net loss per share: Basic and diluted	($0.14)	($0.15)	($0.37)	($0.37)

Shares used in computing non-GAAP net loss per share
Basic and diluted	38,090	31,946	37,700	31,616
(1)	Non-cash charges for amortization of intangibles arising from acquired assets.
(2)

Contingent earn-out compensation charges arising from acquisitions. Amounts included in research and development and selling, general and administrative (SG&A) expenses for the nine months ended September 30, 2010 are $842,000 and $145,000, respectively.

(3)	Charges primarily related to legal and accounting fees incurred for the acquisition of MagnaLynx, Inc. in March 2010. These charges are included in SG&A expenses.

CONTACT:
MoSys, Inc.
Jim Sullivan, CFO, +1 408-418-7500
jsullivan@mosys.com
or
Shelton Group, Investor Relations
Beverly Twing, +1 972-239-5119 ext. 126
Sr. Acct. Manager
btwing@sheltongroup.com